UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2007

HOKU SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51458	94-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1075 Opakapaka Street Kapolei, Hawaii	96707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2007, the Board of Directors of Hoku Scientific, Inc. appointed Dean K. Hirata to the Board of Directors and as Chairman of the Audit Committee. The Board of Directors affirmatively determined that Mr. Hirata is an independent director within the meaning of applicable NASDAQ Global Market listing standards. The Board of Directors also determined that Mr. Hirata is an “audit committee financial expert” as defined under Securities and Exchange Commission rules and regulations by virtue of his business background, experience, education and professional certification as a certified public accountant.

Mr. Hirata, age 49, has served since 2006 as Vice Chairman and Chief Financial Officer of Central Pacific Financial Corp., the holding company of Central Pacific Bank. From 2004 to 2006, he served as Executive Vice President and Chief Financial Officer of Central Pacific Financial Corp. From 2002 to 2004, he served as Executive Vice President and Chief Financial Officer of CB Bancshares, Inc., a bank holding company, whose principal subsidiary was City Bank. From 1999 to 2002, he served as Senior Vice President and Chief Financial Officer of CB Bancshares. From 1990 to 1999, Mr. Hirata served as Controller of First Hawaiian Bank. From 1980 to 1990, Mr. Hirata was with KPMG LLP, an independent registered public accounting firm. Mr. Hirata holds a Bachelor in Business Administration from the University of Hawaii.

Concurrent with his appointment to the Board of Directors, Mr. Hirata was automatically granted a stock option to purchase 20,000 shares of our Common Stock at an exercise price of $3.00 per share pursuant to our 2005 Non-Employee Directors’ Stock Option Plan. The exercise price is equal to the closing price of our Common Stock as reported on the NASDAQ Global Market on January 12, 2007. The shares subject to the stock option will vest as to 1/36th of the shares monthly over three years. The 2005 Non-Employee Directors’ Stock Option Plan and form of stock option agreement are filed as Exhibits 10.13 and 10.14, respectively to our Registration Statement on Form S-1, as amended (File No. 333- 124423), or Form S-1. Mr. Hirata will be also entitled to reimbursement of travel, lodging and other reasonable expenses incurred in attending our Board of Directors or committee meetings. Members of our Board of Directors do not currently receive cash compensation for attending Board of Directors or committee meetings. Mr. Hirata has entered into our form of indemnification agreement with us, which is filed as Exhibit 10.8 to our Form S-1. The Board of Directors has approved the issuance to Mr. Hirata of a fully vested stock award with a value of $10,000 effective two business days following our earnings announcement for our third fiscal quarter ended December 31, 2006, based on the closing price of our common stock on The Nasdaq Global Market on such date.

On January 2, 2007, we notified The NASDAQ Stock Market LLC, that due to the untimely death of Lloyd M. Fujie, an independent member of Hoku’s Board of Directors and the Chairman of the Audit Committee of the Board of Directors, on December 27, 2006, Hoku was no longer in compliance with NASDAQ Marketplace Rule 4350(c) and (d) which requires each listed issuer to have a majority of independent directors and an audit committee that consists of at least three independent members, respectively. On January 3, 2007, The NASDAQ Stock Market LLC confirmed via letter Hoku’s non-compliance with NASDAQ Marketplace Rule 4350 and provided Hoku with a cure period in which to regain compliance in accordance with NASDAQ Marketplace Rule 4350(c)(1) and (d)(4). On January 16, 2007, we notified The NASDAQ Stock Market LLC that with the appointment of Mr. Hirata we believe we had regained compliance with NASDAQ Marketplace Rule 4350. On January 17, 2007, the NASDAQ Listing Qualifications Panel formally notified us that we had regained compliance with the applicable listing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 18, 2007

HOKU SCIENTIFIC, INC.

By:	/s/ DUSTIN SHINDO
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer